4510 Executive Way Plaza One San Diego, CA 92121 + 1 858 550 0959 Ext 106

Memo

To:	Bill Guo

Cc:	Richard Freer

From:	Paul D’Sylva

Date:	1/23/2009

Re:	Resignation	TRANSMISSION: BY EMAIL

Dear Bill

As requested, effective today, I hereby tender my resignation as CEO of the Company.

I look forward to the opportunity to continue to work with the Board and Management of CBI as an independent director to see the business transition into its next phase of development.

Yours sincerely

Paul